EMPLOYMENT AGREEMENT

      This Agreement is hereby entered on April 14, 1998 by and between Gary Coleman ("Employee"); and, Holo-World, Inc., a Delaware corporation (hereafter referred to as "Employer"), with California offices at 21700 Oxnard Street, Suite 540, Woodland Hills, CA 91367, whose tax identification number is 95-4618184

RECITALS

      Employee and the Employer desire to enter this Agreement to establish the working relationship between the parties and set forth the terms and conditions of employment during the term hereof.

AGREEMENT


1. Duties and Authority: Employee shall be generally responsible as Vice President of Development of the Company.

            Employee agrees that he shall maintain and meet those duties normally accorded a Vice President of Development of a corporation and shall loyally and conscientiously act in good faith to perform such duties as may be assigned to him by the Board of Directors of the Company.

            Employee hereby agrees that his services to be performed are unique, unusual and extraordinary in nature, which gives them a particular value, the loss of which may not be easily ascertained in an action at law. Therefore, Employee agrees that the Company may seek all redress against Employee for breach of this Agreement.

      2.      a.   Title:  Entertainment, Advertising and PR Director.


Term: The term of this Agreement shall be for one (1) year up to and inclding April 1st 1998 automatically renewed for successive one year periods unless earlier terminated hereunder.


      3.      Compensation:

Base Salary: Employee shall receive $2,000 for the first three months, $2500 for the next three months and $3,000 for the remainder of the term payable in 15-day installments over the Term on Employer's regular pay day. Employee authorizes Employer to withhold from Base Salary any earnings that are required by law for federal or state income tax, Social Security and/or Medicare withholdings.

b. Discretionary Bonus: During the Term of this Agreement, Employee shall be eligible to receive an annual discretionary bonus based upon Employee's and Employer's performance for each year of term hereof. Said discretionary bonus shall be determined by the Board of Directors of the Company, exclusive of Employee, or any Compensation Committee so designated by Employer.

c. Stock Bonus: Employee shall be eligible to receive Ten Thousand (10,000) restricted shares of common stock of Holo-World, Inc., vested and issued, after one (1) year of continuous, full-time employment hereunder.

d. Employee shall be entitled to 2 weeks of vacation per contract year during the Term hereof.

e. Employee shall be reimbursed for all reasonable business expenses incurred by Employee for Employer, which specifically include the following:


(1) Employee shall receive a monthly automobile allowance for each month during the Term in an amount not to exceed three hundred ($300) dollars per month unless approved in writing in advance by the Board of Directors.

(2) Employee shall be provided a parking space at Employer's place of business, payable by Employer, said parking space shall be equal in all respects to parking spaces provided to other officers of the Employer or to other key executives of Employer.

(3) Employee shall receive a monthly allowance for the purchase and operation of a cellular phone for business purposes for each month during the Term in an amount not to exceed one hundred ($100) dollars per month unless approved in writing in advance by the Board of Directors.

(4) Any other expenses not expressly mentioned hereinbefore shall only be reimbursed if Employee obtains prior written approval by either the C.O.O. and the Corporate Controller, collectively, or the C.E.O. of Employer.


      4.      Termination:

a. Death. If Employee dies during the Term hereof, this Agreement shall terminate and thereafter Employer shall have no liability or obligation to Employee, his heirs, personal representatives, assigns or any other person claiming under or through him except for unpaid salary and benefits accrued to the date of his death.

Cause. Upon the occurrence of any of the following events, this Agreement may be terminated for cause by Employer giving written notice of termination to Employee, such termination to be effective upon the date specified in such notice:

(i) Employee's inability by reason of mental or physical condition to perform substantially all of his duties and responsibilities hereunder for a continuous period of six (6) months or more, or for any aggregate period of nine (9) months or more in any twelve-month period whether or not continuous. In the event of a dispute as to the existence of any such disability, Employee agrees to submit to medical, psychological or psychiatric examinations conducted by physicians, psychologists or psychiatrists, selected by mutual agreement of Employee and Employer, and to be bound by any determination made by such physicians, psychologists and/or psychiatrists;

Employee's material breach of any of the terms or conditions of this Agreement; or

(iii) Employee's dishonesty relating to his employment, material neglect of Employer's business, or misappropriation of funds.

c. Termination Other Than For Cause By Employer. Employer may terminate this Agreement at any time during the Employment Term by giving Employee thirty (30) days' written notice of termination. If this Agreement is terminated by Employer without cause, then the Employer is obligated and agrees to pay Employee salary, bonus and other benefits hereunder for a period of one (1) month after termination at the rate last paid to Employee hereunder.

d. Voluntary Termination by Employee. Employee may terminate this Agreement for any reason after the end of the second year of the Employment Term by giving Employer at least 30 days' written notice of termination.

e. Automatic Renewals: Unless the Employer terminates this Agreement prior to or upon the conclusion of the Term, this Agreement shall automatically renew for an unlimited number of additional one (1) year terms beginning on the day after the last day of the Term hereof.

5. Insurance: Employee shall be covered by the same health insurance coverage, including dental insurance, and/or reimbursement, which is provided to other executive officers of the Employer or to other key executives or regular employees of Employer. Employee shall be accorded with life insurance coverage, comparable to that afforded to key executives of Employer.

Services: Employee shall render non-exclusive services to Employer during the Term unless given approval by a majority of the Board of Directors to engage in other business services for entities or individualsother than the Company.

Arbitration/Attorney's Fees: Any disputes arising under this Employment Agreement shall be resolved by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association in Los Angeles, California. Both parties shall be entitled to engage in all forms of discovery as permitted by the California Civil Code. The prevailing party shall be entitled to recover the costs of arbitration unless otherwise determined by the arbitrator and shall be entitled to reasonable attorneys' fees as determined by the arbitrator. The arbitrator shall be familiar with the multimedia industry.

8. Press Release: The parties agree to announce Employee's engagement hereunder, if elected by the Employer, with a press release mutually approved by the parties hereto.

9. Entire Agreement And Modification. This Agreement constitutes and contain the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof.

10. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when delivered by hand, sent by recognized overnight delivery service such as Federal Express, or mailed by registered or certified mail, return receipt requested, and shall be deemed to be effective on the date delivered by hand, sent by recognized overnight delivery service such as Federal Express, or mailed, as follows (provided that notice of change of address shall be deemed given only when received): If to Employer, at Employer's address provided on the firstpage of this Agreement; if to Employee, at Employee's address provided on the first page of this Agreement; or to such other names or addresses as Employer or Employee, as the case may be, shall designate by notice to the other party in the manner specified in this Section.

11. Miscellaneous: This Agreement shall be construed in accordance with the laws of the State of California. No waiver of one provision hereof shall constitute a waiver of any other provisions. Each provision herein shall be interpreted in such a manner as to be valid under applicable law.
If any provision of this Agreement is rendered unenforceable, it shall be deemed separable from, and shall in no way effect the validity of, the remaining provisions of this Agreement. This Agreement shall inure to the benefit of all assigns hereto, including assigns of the Employee.


                          /s/ Gary Coleman
                              ------------
                              Gary Coleman, ("Employee")


                        For Employer:


                      By: /s/ Syed Z. Haider
                              --------------
                              Syed Z. Haider, President
                              Holo-World, Inc.